                     AGREEMENT TO EXCHANGE COMMON STOCK OF
                    CELLMARK DIAGNOSTICS, INC. FOR SHARES OF
                     COMMON STOCK OF LIFECODES CORPORATION


         The undersigned employee (the "Employee") does hereby agree as follows:

         1. Employee owns ___ shares of the common stock (the "Cellmark Stock") of Cellmark Diagnostics, Inc., ("Cellmark") purchased by means of a non-recourse, non-interest bearing promissory note in the amount of $__________ (the "Original Promissory Note"). Employee represents and warrants that the Cellmark Stock is not subject to any lien or encumbrance except a lien securing the Original Promissory Note.

         2. Employee acknowledges that Lifecodes Corporation ("Lifecodes"), the owner of approximately 80% of the common stock of Cellmark, proposes to conduct an initial public offering of Lifecodes common stock. Employee has received and read a copy of the S-1 Registration Statement dated July 17, 1998, relating to such offering as filed with the SEC. Employee has been offered an opportunity to ask such questions and obtain such information regarding Lifecodes and its common stock as Employee has deemed desirable in connection with exchange described below.

         3. Employee acknowledges that (i) the exchange of stock in Cellmark held by Cellmark employees for shares of Lifecodes will help facilitate the public offering of Lifecodes stock, and (ii) exchange of Employee's Cellmark stock for Lifecodes stock may be advantageous to Employee due to the possibility of a public market for the sale of such shares should an initial public offering be consummated, subject to satisfaction of the requirements of SEC Rule 144.

         4. Employee does hereby agree to exchange each of Employee's Cellmark shares for 11.96 shares of Lifecodes common stock, for a total of ______ Lifecodes shares (the "Lifecodes Shares"). The foregoing amount DOES NOT reflect a proposed 3.65-for-1 stock split to take effect prior to the initial public offering and share amounts will be adjusted accordingly following any stock split. In this connection, the Original Promissory Note is hereby cancelled and a new promissory note in the form of an Exhibit A hereto (the "New Promissory Note") is being executed contemporaneously herewith. The New Promissory Note will evidence the non-recourse obligation of Employee to pay for the Lifecodes Shares.

         5. Employee does hereby grant to Lifecodes a lien on the Lifecodes Shares, and all proceeds of stock splits or stock dividends, as security for payment of the amount evidenced by the New Promissory Note. Employee acknowledges that Lifecodes will, until the New Promissory Note is paid in full, maintain physical possession of all certificates evidencing the Lifecodes shares in order to reflect the lien hereby granted. Employee will execute such further assignments and documents as Lifecodes may deem desirable to effectuate such pledge.

         6. Employee acknowledges that (i) the New Promissory Note will be payable on March 15, 1999 or such earlier date as Employee's employment is terminated, (ii) Rule 144 under the Securities Act of 1933 (a copy of which is appended hereto as Exhibit B) will require, among other things, that Employee hold the Lifecodes Shares for at least one year after payment of the New Promissory Note before Employee may sell the Lifecodes Shares through a broker.

         7. Employee further acknowledges that if the New Promissory Note is not timely paid, Lifecodes may, at its option, extinguish the New Promissory Note by transferring the Lifecodes Shares to itself in satisfaction of the New Promissory Note to the extent of the value of such Lifecodes Shares (measured by the closing price on the day of such transfer as reported by NASDAQ, if the Lifecodes Shares are so listed). Until such time as Employee may default in payment of the New Promissory Note, the Lifecodes Shares will be voted in accordance with the instructions of Employee.

         8. The terms of this Agreement and the New Promissory Note supersede in their entirety the Original Promissory Note and the terms of the Cellmark Employee Equity Program dated May 2, 1996.




-------------------------------------
Name:

Dated: